Exhibit (d)(8)

FORM OF SUBADVISORY AGREEMENT

AGREEMENT made as of the             day of                     , 2014 by and between BMO Asset Management Corp., an investment adviser registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and a corporation organized under the laws of Delaware (the “Adviser”), and CTC myCFO, LLC, a limited liability company organized under the laws of Delaware, an investment adviser registered under the Advisers Act and a “commodity trading advisor” registered under the Commodity Exchange Act, as amended (the “CEA” and the “Subadviser”).

WITNESSETH

WHEREAS, BMO Funds, Inc., a Wisconsin corporation (the “Corporation”), is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, pursuant to authority granted to the Adviser by the Corporation’s Board of Directors (the “Board” or the “Directors”) and pursuant to the provisions of the Investment Advisory Agreement dated October 6, 2011 between the Adviser and the Corporation (the “Advisory Agreement”), the Adviser has selected the Subadviser to act as a sub-investment adviser of the Corporation’s portfolios named on Exhibit A to this Agreement (each a “Fund”), each a series of the Corporation, and to provide certain other services, as more fully set forth below, and to perform such services under the terms and conditions herein, and the Subadviser is willing to furnish such services.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, it is agreed as follows:

1. The Subadviser’s Services.

Within the framework of the fundamental policies, investment objectives, and investment restrictions of each Fund, and subject to the supervision and instructions of the Adviser and oversight of the Board, the Subadviser shall have responsibility for making recommendations to the Adviser regarding the selection of various subadvisers, as may be retained from time to time, the allocation of the Fund’s assets for investment and re-investment among such subadvisers, and the monitoring of each subadviser’s management of the portion of the Fund allocated to the subadviser as designated by the Adviser (each, a “Portfolio”) in accordance with each Fund’s investment objectives, policies and restrictions, as stated in the Corporation’s registration statement, including the Prospectus and Statement of Additional Information (such registration statement, as currently in effect and as amended or supplemented from time to time, collectively called the “Prospectus”), all applicable restrictions of the Articles of Incorporation, as amended, and By-Laws of the Corporation as may from time to time be in force and subject to the following understandings:

(a) Investments.

(i) The Subadviser shall be responsible for making recommendations to the Adviser regarding the selection of subadvisers and allocation of the Fund’s assets among such subadvisers for investment. Notwithstanding the Subadviser’s recommendations, the Adviser has the right at any time to reallocate a Portfolio, including changing the amount of the investable assets designated to a Portfolio and choosing a different subadviser to manage a Portfolio, if the Adviser deems such reallocation appropriate. The Adviser will continue to be responsible for all services to be provided to the Fund pursuant to the Advisory Agreement, and shall oversee and review the Subadviser’s activities under this Agreement.

(ii) The Subadviser shall be responsible for monitoring each subadviser, including but not limited to, oversight of each subadviser, decisions relating to the purchase, retention, monitoring, and disposition of investments (the “Investments”) with regard to the Fund, and review of the performance (investment and otherwise) of each such subadviser.

(iii) In performance of its duties and obligations under this Agreement, the Subadviser shall act in conformity with the Corporation’s Articles of Incorporation and By-Laws; the Fund’s Prospectus, policies, and procedures; and the instructions and directions received in writing from the Adviser or the Board and will conform to and comply with the requirements of the 1940 Act, the CEA, the Internal Revenue Code of 1986, as amended (including the requirements for qualification as a regulated investment company), and all other applicable federal and state laws and regulations.

(b) Books and Records. The Subadviser shall not be responsible for the provision of administrative, bookkeeping, or accounting services to each Fund, except as otherwise provided herein or as may be necessary for the Subadviser to supply to the Adviser, the Corporation, or the Board the information required to be supplied under this Agreement. The Subadviser shall maintain separate books and detailed records of all matters pertaining to each Fund and each Portfolio (the “Fund Books and Records”), and will preserve such Fund Books and Records, in accordance with applicable law. All Fund Books and Records shall remain the sole property of the Corporation. Fund Books and Records shall be available by delivery of copies or electronic transmission without delay to the Corporation or the Adviser during any day that a Fund is open for business upon reasonable notice to the Subadviser. The Subadviser agrees to keep Fund Books and Records it is required to keep pursuant to Commodity Futures Trading Commission (“CFTC”) Rule 4.7(c)(2) in accordance with CFTC Rule 1.31, and will provide such Fund Books and Records to the Adviser promptly upon request. If any, and to the extent applicable, the Subadviser shall arrange for the transmission to the Adviser on a daily basis such confirmation, trade tickets, and other documents and information that the Subadviser receives or maintains as may be reasonably necessary to enable the Adviser to perform its recordkeeping and other responsibilities with respect to the Fund.

(c) Information Provided by the Subadviser. From time to time as the Adviser or the Board may reasonably request, the Subadviser shall furnish the Adviser and the Board reports of Portfolio transactions and reports on securities and other investments held in each Portfolio and the Fund as a whole, all in such detail as the Adviser or the Board may reasonably request. The Subadviser also will inform the Adviser and the Board of material changes in its investment strategy or tactics or in key personnel and will provide reasonable prior notice of any changes to Subadviser’s ownership.

It shall be the duty of the Subadviser to furnish to the Board such information as may reasonably be necessary for the Board to evaluate this Agreement or any proposed amendments hereto for the purpose of casting a vote pursuant to Section 8 or 9 hereof or in connection with the Board’s annual consideration of this Agreement under Section 15(c) of the 1940 Act.

(d) Compliance with Applicable Law and Governing Documents. With respect to all matters relating to its performance under this Agreement, the Subadviser and its directors, officers, partners, and employees will act in accordance in all material respects with applicable law and with the Corporation’s governing instruments and regulatory filings, including the Corporation’s Articles of Incorporation, as amended, By-Laws, Prospectus, Notice of Eligibility under Rule 4.5 of the CEA, if applicable, registration as a commodity trading adviser (“CTA”) under the CEA, if applicable, and compliance policies and procedures adopted pursuant to Rule 38a-1 under the 1940 Act, copies of which the Adviser has provided to the Subadviser prior to the date hereof (collectively, “Governing Instruments and Regulatory Filings”), and any reasonable instructions or directions of the Corporation, the Board, or the Adviser provided in writing. The Adviser will promptly provide the Subadviser with any material amendments, supplements, or other changes to the Governing Instruments and Regulatory Filings, and upon receipt, the Subadviser will act in accordance with such amendments, supplements, or other changes.

(e) Compliance Oversight. As reasonably requested by the Corporation on behalf of the Corporation’s officers and in accordance with the scope of the Subadviser’s obligations and responsibilities contained in this Agreement, the Subadviser shall provide reasonable assistance to the Corporation in connection with the Corporation’s compliance with the Sarbanes-Oxley Act and the rules and regulations promulgated by the SEC thereunder, and Rule 38a-1 of the 1940 Act. Such assistance shall include, but not be limited to, (i) certifying periodically, upon the reasonable request of the Corporation, that it is in compliance with all applicable federal securities laws, as required by Rule 38a-1(e)(1) under the 1940 Act, and Rule 206(4)-7 under the Advisers Act; (ii) facilitating and cooperating with third-party audits arranged by the Corporation to evaluate the effectiveness of its compliance controls; (iii) providing the Corporation’s chief compliance officer with reasonable direct access to its compliance personnel; (iv) providing the Corporation’s chief compliance officer with periodic reports; and (v) promptly providing special reports to the Corporation’s chief compliance officer in the event of compliance issues. Further, the Subadviser is aware that: (i) the president (principal executive officer) and treasurer (principal financial officer) of the Corporation (collectively, the “Certifying Officers”) are required to certify the Corporation’s periodic reports on Form N-CSR and Form N-Q pursuant to Rule 30a-2 under the 1940 Act; and (ii) the Certifying Officers must rely upon certain matters of fact generated by the Subadviser of which they do not have firsthand knowledge. Consequently, the Subadviser has in place procedures and controls that are reasonably designed to ensure the adequacy of the services provided to the Corporation under this Agreement and the accuracy of the information prepared by it and which is included in the Corporation’s periodic reports, and shall provide certifications to the Corporation to be relied upon by the Certifying Officers in certifying the Corporation’s periodic reports on Form N-CSR and Form N-Q (and such other periodic reports that may require certification in the future), in a form satisfactory to the Corporation

2. Allocation of Charges and Expenses. The Subadviser will bear its own expenses of providing services hereunder. Other than as specifically indicated herein, the Subadviser shall not be responsible for the Corporation’s or the Adviser’s expenses, including, without limitation the expenses of organizing the Corporation and continuing its existence; fees and expenses of directors and officers of the Corporation; fees for investment advisory services and administrative personnel and services; expenses incurred in the distribution of its shares (“Shares”), including expenses of administrative support services, fees and expenses of preparing and printing its registration statements under the Securities Act of 1933, as amended, and the 1940 Act, and any amendments thereto; expenses of registering and qualifying the Corporation, each Fund, and Shares of each Fund under federal and state laws and regulation; expenses of preparing, printing, and distributing the Prospectus to shareholders; interest expense; taxes, fees, and commissions of every kind; expenses of issue (including costs of Share certificates), purchase, repurchase, and redemption of Shares including expenses attributable to a program of periodic issue, charges and expenses of custodians, transfer agents, dividend disbursing agents, shareholder servicing agents and registrars, printing and mailing costs, auditing, accounting, and legal expenses; reports to shareholders and governmental officers and commissions; expenses of meetings of the Board and shareholders and proxy solicitations therefor; insurance expenses; association membership dues and such nonrecurring items as may arise, including all losses and liabilities incurred in administrating the Corporation and each Fund. The Corporation or the Adviser, as the case may be, shall reimburse the Subadviser for any such expenses or other expenses of each Fund or the Adviser, as may be reasonably incurred by such Subadviser on behalf of a Fund or the Adviser. The Subadviser shall keep and supply to the Corporation and the Adviser adequate records of all such expenses. The Subadviser will pay expenses incurred by the Corporation or a Fund for any matters related to any transaction or event caused by the Subadviser that is deemed to result in a change of control of the Subadviser or otherwise result in the assignment of this Agreement under the 1940 Act. The Adviser shall be responsible for any travel costs it incurs in connection with on-site inspections. In addition, Subadviser shall pay the expenses relating to costs of any special meeting of directors or shareholders of the Fund convened for the primary benefit of the Subadviser as the parties shall reasonably agree.

3. Information Supplied by the Adviser. The Adviser shall provide the Subadviser with the Corporation’s Articles of Incorporation and By-Laws, each Fund’s most current Prospectus and Statement of Additional Information and the instructions, policies, and directions of the Board pertaining to the Adviser and each Fund, as in effect from time to time; and the Subadviser shall have no responsibility for actions taken in reliance on any such documents. The Adviser shall promptly furnish to the Subadviser copies of all material amendments or supplements to the foregoing documents. The Adviser will provide the Subadviser with reasonable assistance in connection with the Subadviser’s activities under this Agreement, including without limitation, providing such information concerning the Fund, its daily funds available for investment, and general affairs of the Fund as the Subadviser may reasonably request.

4. Representations and Warranties of the Subadviser. The Subadviser represents and warrants to the Adviser, the Corporation, and the Fund as follows:

(a) The Subadviser: (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory organization, necessary to be met in order to perform the services contemplated by this Agreement; and (iv) has the authority to enter into and perform the services contemplated by this Agreement.

(b) Neither the Subadviser nor any officer, director, partner or employee of the Subadviser is subject to any event set forth in Section 9 of the 1940 Act that would disqualify the Subadviser from acting as an investment adviser to an investment company under the 1940 Act. The Subadviser will promptly notify the Adviser of the occurrence of any event that would disqualify the Subadviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

(c) The Subadviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act (the “Code of Ethics”) and, if it has not already done so, will provide the Adviser and the Corporation with a copy of such Code of Ethics. On at least an annual basis, the Subadviser will comply with the reporting requirements of Rule 17j-1, which include (i) certifying to the Adviser that the Subadviser has adopted procedures reasonably necessary to prevent its access persons from violating the Code of Ethics, and (ii) identifying any material violations that have occurred with respect to the Code of Ethics. Upon reasonable notice from and the reasonable request of the Adviser, the Subadviser shall permit the Adviser, its employees, and its agents to examine the reports required to be made by the Subadviser pursuant to Rule 17j-1 and all other records relevant to the Code of Ethics.

(d) The Subadviser has adopted and implemented written policies and procedures, as required by Rule 206(4)-7 under the Advisers Act, which are reasonably designed to prevent violations of federal securities laws by the Subadviser, its employees, officers, and agents. Upon reasonable notice to and reasonable request, the Subadviser shall provide the Adviser with access to the records relating to such policies and procedures as they relate to the Portfolio. The Subadviser also will provide, at the reasonable request of the Adviser, periodic certifications, in a form reasonably acceptable to the Adviser, attesting to such written policies and procedures.

(e) The Subadviser has provided its current Form ADV, client brochure, and applicable brochure supplements (collectively, the “Form ADV”) to the Adviser (and will promptly provide to the Adviser all amendments thereto), and each Form ADV provided to the Adviser is and will be a true and complete copy of the Subadviser’s Form ADV and, to the best of the Subadviser’s knowledge and belief, the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

(f) The Subadviser is registered with the CFTC as a “commodity trading advisor” and is a member in good standing of the National Futures Association. The Subadviser intends to treat each Fund as an exempt account under CFTC Rule 4.7(c). The Subadviser will notify the Adviser immediately upon having a reasonable basis for believing that the Subadviser will withdraw its commodity trading advisor registration and, in any case, no later than 60 days prior to the withdrawal of such registration. In addition, the Subadviser will promptly notify the Adviser if it withdraws its notice of claim of exemption pursuant to Rule 4.7(c). The Subadviser’s reliance on Rule 4.7(c) will not affect its obligation to comply with all other applicable provisions of the CEA or the rules of the CFTC and National Futures Association for which Rule 4.7(c) does not provide an exemption.

(g) The Subadviser is a limited liability company duly organized and validly existing under the laws of Delaware with the power to carry on its business as it is now being conducted.

(h) The Subadviser has adopted written proxy voting policies that shall comply in all material respects with the requirements of the 1940 Act and the Advisers Act.

(i) The Subadviser will deliver to the Adviser and the Fund copies of any material amendments, supplements or updates to any of the information provided to the Adviser promptly after becoming available.

5. Representations and Warranties of the Adviser. The Adviser represents and warrants to the Subadviser as follows:

(a) Adviser has full power and authority to enter into this Agreement; (i) the terms hereof do not violate any obligation by which Adviser is bound, whether arising by contract, operation of law or otherwise; and (ii) Advisor’s execution of this Agreement has been duly authorized and the Agreement will be binding on Adviser according to its terms.

(b) Adviser represents that the services to be provided by the Subadviser are within the scope of the services and investments authorized by the Advisory Agreement and the governing instruments of, and/or laws and regulations applicable to, Adviser and that, subject to the terms of this Agreement, Adviser is duly authorized to enter into and renew this Agreement. Adviser shall deliver to the Subadviser evidence of such authority as the Subadviser may reasonably require. Adviser shall promptly advise the Subadviser of any material change in its authority.

7. Subadviser’s Compensation. As compensation for the Subadviser’s services with respect to a Fund hereunder, the Adviser shall pay to the Subadviser a fee, computed daily and paid monthly in arrears, at an annual rate set forth on the Exhibit A relating to such Fund. The method of determining net assets of such Fund for purposes hereof shall be the same as the method of determining net assets for purposes of establishing the offering and redemption price of Fund shares as described in each Fund’s Prospectus. If this Agreement shall be effective for only a portion of a month, the aforesaid fee shall be prorated for the portion of such month during which this contract is in effect.

8. Independent Contractor. In the performance of its duties hereunder, the Subadviser is and shall be an independent contractor and unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Corporation in any way or otherwise be deemed to be an agent of the Corporation or of the Adviser.

9. Sales Literature. The Adviser and Subadviser acknowledge that all sales literature for investment companies (such as the Corporation) is subject to strict regulatory oversight. The Subadviser agrees to submit any proposed sales literature for the Corporation (or any Fund) or for itself or its affiliates that mentions the Corporation (or any Fund) to the Corporation’s distributor for review and filing with the appropriate regulatory authorities prior to the public release of any such sales literature, provided, however, that nothing herein shall be construed so as to create any obligation or duty on the part of the Subadviser to produce sales literature for the Corporation (or any Fund). Further, the Adviser agrees to submit to the Subadviser any and all sales literature referencing the Subadviser by name or any affiliate of the Subadviser for review and approval prior to filing or public release.

10. Amendments. The terms of this Agreement may be changed only by an instrument in writing signed by the parties, provided that the terms of such amendment shall be approved by (i) the affirmative vote of a majority of the Board cast in person at a meeting called for that purpose, including a majority of directors who are not interested persons of the Fund or the Adviser, and (ii) if necessary, by the affirmative vote of a majority of the outstanding voting securities of the Fund.

11. Duration and Termination.

(a) Duration. This Agreement shall become effective with respect to a Fund after it has been approved in accordance with the requirements of the 1940 Act and Exhibit A has been executed by the Adviser and the Subadviser and shall continue in effect for the initial term set forth on Exhibit A and thereafter for successive periods of one year, subject in both cases to the provisions for termination and all of the other terms and conditions hereof and provided in the latter case that such continuation is specifically approved at least annually by (i) the affirmative vote of a majority of the Board, voting in person, including a majority of the directors who are not parties to this Agreement or interested persons of the Corporation, the Adviser, or the Subadviser, cast in person at a meeting called for that purpose, or (ii) the affirmative vote of a majority of the outstanding voting securities of each Fund.

(b) Termination. Notwithstanding anything to the contrary provided herein, this Agreement may be terminated at any time with respect to a Fund, without payment of any penalty: (i) by the affirmative vote of a majority of the Board, by the affirmative vote of a majority of the outstanding voting securities of such Fund or by the Adviser, in each case upon not more than 60 nor less than 30 calendar days’ written notice to the Subadviser; or (ii) by the Subadviser, without payment of any penalty, upon not less than 60 calendar days’ written notice to the Adviser. This Agreement also shall terminate automatically in the event of its assignment by either party or upon the termination of the Advisory Agreement.

In the event of termination of this Agreement with respect to a Fund for any reason, the Subadviser shall, immediately upon notice of termination or on such later date as may be specified in such notice, cease all activity on behalf of such Fund and with respect to any of its assets, except as expressly directed by the Adviser. In addition, the Subadviser shall deliver the Fund Books and Records to the Adviser by such means and in accordance with such schedule as the Adviser shall direct and shall otherwise cooperate, as reasonably directed by the Adviser, in the transition of portfolio assets management to any successors of the Subadviser, including the Adviser. The Subadviser may retain copies of any record required to meet any record retention obligation imposed by law or regulation.

12. Standard of Care, Liability and Indemnification.

(a) Liability. The Subadviser shall exercise its best judgment in rendering the services provided by it under this Agreement. In the absence of willful misfeasance, bad faith, or gross negligence on the part of the Subadviser; or of reckless disregard of its obligations and duties hereunder, the Subadviser shall not be subject to any liability to the Adviser or the Corporation, to any shareholder of the Fund, or to any person, firm, or organization, for any act or omission in the course of, or connected with the rendering of services by the Subadviser. Notwithstanding the foregoing, federal securities laws and certain state laws impose liabilities under certain circumstances on persons who have acted in good faith, and, therefore, nothing herein shall in any way constitute a waiver or limitation of any rights that a Fund or any shareholder of the Fund may have under any federal securities or state law or under the CEA.

(b) Indemnification. (i) The Subadviser shall indemnify and hold the Adviser harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses, and liabilities arising out of or attributable to any action or failure or omission to act by the Subadviser as a result of the Subadviser’s willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations and duties hereunder or any violations of applicable law, including, without limitation, federal and state securities laws and the CEA.

(ii) The Adviser shall indemnify and hold the Subadviser harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses, and liabilities arising out of or attributable to any action or failure or omission to act by the Adviser as a result of the Adviser’s willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations and duties hereunder or any violations of applicable law, including, without limitation, federal and state securities laws and the CEA.

13. Confidentiality. The Adviser and the Subadviser acknowledge that the Fund may disclose shareholder nonpublic personal information (“NPI”) to the Subadviser solely in furtherance of fulfilling the Subadviser’s contractual obligations under this Agreement in the ordinary course of business to support the Fund and its shareholders. The Subadviser agrees to be bound to use and redisclose such NPI only for the limited purposes of processing and servicing transactions; for specified law enforcement and miscellaneous legally permitted purposes; and as a Fund service provider or in connection with joint marketing arrangements solely at the direction and discretion of the Fund, in accordance with the limited exceptions set forth in applicable state privacy laws and Regulation S-P. The Subadviser further represents and warrants that, in accordance with applicable state privacy laws and Regulation S-P, it has implemented safeguards by adopting policies and procedures reasonably designed to insure the security and confidentiality of records and NPI of Fund shareholders; protect against any anticipated threats or hazards to the security or integrity of Fund shareholder records and NPI;

and protect against unauthorized access to or use of such Fund shareholder records or NPI that could result in substantial harm or inconvenience to any Fund shareholder. The Subadviser agrees to maintain the confidentiality of any NPI it receives from the Fund in connection with this Agreement or any joint marketing arrangement beyond the termination date of this Agreement.

14. Jurisdiction. This Agreement shall be governed by and construed in accordance with substantive laws of the State of Wisconsin without giving regard to conflict of law principles; provided, however, that nothing herein shall be construed in a manner that is inconsistent with the 1940 Act, Advisers Act, the CEA or the rules and regulations promulgated with respect to such Acts.

15. Notice. Any notice that is required to be given by the parties to each other under the terms of this Agreement shall be in writing, delivered or mailed postpaid to the other party, or transmitted by facsimile with acknowledgment of receipt or by electronic transmission, to the parties at their principal places of business, which may from time to time be changed by the parties by notice to the other party. As of the date of this Agreement, the addresses of the parties are:

Adviser:

BMO Asset Management Corp.

Attention: Chief Executive Officer

115 South LaSalle Street, 11th Floor

Chicago, Illinois 60603

Fax: 312-293-5076

With a copy to:

BMO Financial Group

Legal Corporate and Compliance Group

Attention: Associate General Counsel, Private Client Group

111 E. Kilbourn Ave., 4th Floor

Milwaukee, WI 53202

Fax: 414-287-7025

Subadviser:

CTC myCFO, LLC

Attention: President

4380 SW Macadam Ave #400

Portland, OR 97239

With a copy to:

CTC myCFO, LLC

Attention: President

2200 Geng Road, Suite 100

Palo Alto, California 94303

Fax: 650-210-5099

16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

17. Severability. If any provision of this Agreement is held or made invalid by a court decision or applicable law, the remainder of the Agreement shall not be affected adversely and shall remain in full force and effect.

18. Miscellaneous. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof. Specifically, as used in this Agreement, “investment company,” “affiliate,” “interested person,” “assignment,” “confidential information,” “controlling persons,” “broker,” “dealer” and “affirmative vote of the majority of the Fund’s outstanding voting securities” shall all have such meaning as such terms have in the 1940 Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the SEC applicable to the Fund, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

20. Sole Agreement. This Agreement represents the entire agreement and understanding between the parties and sets forth the rights, duties and obligations of each party to the other as of its date. Any prior agreements, understandings and representations relating to the subject matter of this Agreement are incorporated herein.

[Signature Page Follows]

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS AGREEMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN ANY TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED ANY TRADING PROGRAM OF THE ADVISOR OR THIS AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be signed on their behalf by their duly authorized officers as of the date first above written.

BMO ASSET MANAGEMENT CORP.

By:
Name:
Title:

BMO ASSET MANAGEMENT CORP.

By:
Name:
Title:

CTC MYCFO, LLC

By:
Name:
Title:

Exhibit A

Fund Name	Subadvisory Fee	Initial Term

BMO Alternative Strategies Fund	[ ]% of the gross advisory fee received by Adviser from the Fund	[ , 20 ]

Executed as of this             day of                     , 2014.

BMO ASSET MANAGEMENT CORP.

By:
Name:
Title:

BMO ASSET MANAGEMENT CORP.

By:
Name:
Title:

CTC MYCFO, LLC

By:
Name:
Title: